EXHIBIT 11

                     TRANSPORT CORPORATION OF AMERICA, INC.
                 Computation of Net Earnings per Weighted Common
                           and Common Equivalent Share
                                   (unaudited)

                                                       Three months ended September 30,
                                                       --------------------------------
                                                            1997               1996
---------------------------------------------------------------------------------------
Weighted average number of common
    shares outstanding                                    6,578,579        6,428,176

Dilutive effect of outstanding stock
    options and warrants                                    149,910          276,392

          Weighted average number of common and
              common equivalent shares outstanding        6,728,489        6,704,568
=======================================================================================

          Net earnings                                 $  2,389,498     $  2,119,071
=======================================================================================

          Net earnings per weighted common and
              common equivalent share                  $       0.36     $       0.32
=======================================================================================


                                                        Nine months ended September 30,
                                                       --------------------------------
                                                            1997               1996
---------------------------------------------------------------------------------------

Weighted average number of common
    shares outstanding                                    6,561,448        6,423,617

Dilutive effect of outstanding stock
    options and warrants                                    169,469          289,122

          Weighted average number of common and
              common equivalent shares outstanding        6,730,917        6,712,739
=======================================================================================

          Net earnings                                 $  5,451,465     $  4,560,989
=======================================================================================

          Net earnings per weighted common and
              common equivalent share                  $       0.81     $       0.68
=======================================================================================
